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                                                                 Exhibit 99.10

 PROXY
                       THE CHASE MANHATTAN CORPORATION

     Special Meeting of Stockholders -- December 11, 1995 at 1:30 p.m.
        This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of The Chase Manhattan Corporation ("Chase") hereby appoints Kathy A. Magaw and Robert B. Adams the proxies of the undersigned (each with power of substitution and with all powers the undersigned would possess if personally present) to vote at the Special Meeting of Stockholders of Chase to be held on December 11, 1995, and at any adjournment or postponement thereof (the "Meeting"), all the shares of Common Stock of Chase which the undersigned would be entitled to vote on the following proposal more fully described in the Joint Proxy Statement/Prospectus for the Meeting in the manner specified and in the discretion of the named proxies on any other business that may properly come before the Meeting.

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Please indicate on the reverse side of this card how your stock is to be voted.
UNLESS YOU SPECIFICALLY DIRECT OTHERWISE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING PROPOSAL.


                   (continued and to be signed on reverse side)


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The DIRECTORS recommend a vote FOR

Approval and adoption of the Agreement and Plan of Merger, dated as of August 27, 1995, relating to the merger of Chase with and into Chemical Banking
Corporation.

          FOR     AGAINST     ABSTAIN

          / /      / /         / /

NOTE: Your signature should appear as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please sign, date and return the proxy card promptly using the enclosed envelope.

Dated:                                    , 1995
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                 (Signature)

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         (Signature if held jointly)


"PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"

                              FOLD AND DETACH HERE